UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2005

ONLINE INNOVATION, INC.
(Exact name of registrant as specified in its charter)

000-29285
(Commission File Number)

Delaware	52-2058364
(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1118 Homer Street, #118, Vancouver, British Columbia V6B 6L5
(Address of principal executive offices) (Zip Code)

(604) 669-7564
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 425 under the Exchange Act (17 CFR 240.14a -12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 4.02 – Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(b)     On August 31, 2005 the registrant was advised by its independent accountant that the audit report on the registrant’s June 30, 2005 financial statements would need to be restated by adding a paragraph addressing the registrant’s ability to continue as a going concern. The registrant was advised that the restated audit report would need to include disclosure stating that conditions exist which raise doubt about the registrant’s ability to continue as a going concern. Disclosure respecting the registrant’s ability to continue as a going concern was previously added to the notes to the registrant’s financial statements for the year ended June 30, 2004. These financial statements were filed on Form 10KSB/A on September 8, 2005.

The registrant was also advised by its independent accountant that the audit report would need to be double dated with respect to the going concern disclosure in the notes to the registrant’s financial statements for the year ended June 30, 2004 and double dated with respect to 2 additional items which were added to the notes to the registrant’s June 30, 2004 financial statements. Namely:

i)	disclosure respecting the deletion of a deferred tax asset, which was added to Note 9; and
ii)	disclosure respecting the number of warrants of the registrant outstanding at June 30, 2004, which was added to Note 3.

The board of directors of the registrant have discussed the matters disclosed herein with the registrant’s independent accountant.

Attached hereto is a restated audit report respecting the registrant’s financial year ended June 30, 2004.

Item 9.01 – Exhibits

(c)	Exhibits

99.1	Independent Auditor's Report

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONLINE INNOVATION, INC.
(Registrant)

Date: October 17, 2005	By:	/s/ Chad D. Lee

Chad D. Lee
President and CEO